EXHIBIT (f)(2)


                              FIRST AMERICAN FUNDS

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                SUMMARY OF TERMS
                            [Amended September 2002]

ELIGIBILITY                     o  All directors of the First American Fund
                                   family that are not employees of U.S. Bancorp


ACCOUNT CREDITS                 o  Credits are equal to the amount of annual
                                   retainer and meeting fees that the Director elects to defer into the plan

ENROLLMENT                      o  Written election must be made before first
                                   day of the calendar year affected

                                o  Enrollment elections remain in effect
                                   until the end of the year in which the
                                   Director revokes or modifies the election

                                o  Investment elections may be changed
                                   quarterly.

MINIMUM ELECTION                o  Directors must elect to defer at least
                                   $10,000 into the plan in any year in which the Director elects to participate

ACCOUNT ADJUSTED VALUE          o  Account value is adjusted as if invested in
                                   10% increments) in selected menu of open-end
                                   First American Funds designated by the
                                   Director

                                o  Annual election applies to future
                                   contributions and existing Account balances

                                o Accounts are rebalanced when a new investment election is made. In addition, if no new investment election is made for the start of a year, existing Account is rebalanced to prior year's election.

VESTING                         o  All amounts are 100% vested

FORM OF DISTRIBUTION            o  Cash or In-kind

                                o  Three forms are available:
                                o  Five substantially equal annual installments
                                o  Ten substantially equal annual installments
                                o  Single lump sum


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WHEN DISTRIBUTIONS COMMENCE     o  As soon as administratively feasible
                                   following the Director's:
                                o  Death
                                o  Removal or resignation from the Board

INCOME DEFERRAL                 o  Tax is deferred until distribution is
                                   available

                                o  Distributions are ordinary income

OBLIGATION OF THE COMPANY       o  Accounts under the plan are obligations of
                                   the Funds

ASSIGNMENT                      o  Account cannot be assigned or pledged

                                o  Director may designate beneficiaries to
BENEFICIARIES                      receive Account after death

ADMINISTRATION                  o  Administered by U.S. Bancorp Asset
                                   Management, Inc.










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